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                                                                    EXHIBIT 23-1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference (i) the Registration Statement on Form S-8 (No. 2-63448), as amended April 3, 1992 pertaining to the Monthly Investment Plan for Employees of Savannah Foods & Industries, Inc., and
(ii) the Registration Statement of Form S-8 (No. 2-94678), as amended October 18, 1994, pertaining to the Employee Retirement Savings Account Plan of Savannah Foods & Industries, Inc., of our report dated November 17, 1995, appearing on page 14 of this Form 10-K.


PRICE WATERHOUSE LLP
Savannah, Georgia
December 29, 1995




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